UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2001

Centura Software Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-21010	94-2874178
(Commission File Number)	(IRS Employer Identification Number)

975 Island Drive
Redwood Shores, California   94065
(Address of principal executive offices including zip code)

(650) 596-3400
(Registrant's telephone number, including area code)

Inapplicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On March 12, 2001, Centura Software Corporation, currently doing business as "Mbrane" (hereinafter, the "Company"), completed a new private placement of equity securities. The securities, to be issued in up to three issuances, are Series B Cumulative Convertible Preferred Stock (the "Preferred Stock"), as designated in the Company's Certificate of Designation, Preferences and Rights of Series B Cumulative Convertible Preferred Stock (the "Certificate of Designation") filed with the Secretary of State of the State of Delaware on March 9, 2001. The first issuance of Preferred Stock, in the amount of $2 million, is convertible into the Company's common stock (the "Common Stock") at a conversion price of $1.75 per share. The second issuance of Preferred Stock is subject to the satisfaction of certain conditions (including shareholder approval) and is expected to close late in the second quarter or early in the third quarter. If the conditions are satisfied, the amount of the second issuance will be between $2 million and $3 million. The conversion price of the second issuance is dependent on the price of the Common Stock prior to the second issuance. The third issuance is based on a call option held by the investor under which the investor would acquire up to an additional $6 million of Preferred Stock. The conversion price of the Preferred Stock purchased in the third issuance would be $2.00 per share. Five-year warrants to purchase up to an aggregate of 114,286 shares of Common Stock at an exercise price of $2.01 per share were also issued to purchasers in the private placement. Additional warrants could be issued in connection with the second and third issuances.

The Certificate of Designation is incorporated herein by reference and is included as Exhibit 4.1 herein. The foregoing description of such document is qualified in its entirety by reference to such Exhibit.

Item 7. Exhibits

Exhibit Number	Description
4.1	Certificate of Designation, Preferences and Rights of Series B Cumulative Convertible Preferred Stock
99.1	Subscription Agreement by and between the Company and Peconic Fund, Ltd. dated March 9, 2001
99.2	Registration Rights Agreement by and between the Company and Peconic Fund, Ltd. dated March 9, 2001
99.3	Warrant dated March 9, 2001 to purchase 114,286 shares of Common Stock
99.4	Form of Warrant to be issued in connection with second issuance
99.5	Form of Warrant to be issued in connection with third issuance

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

CENTURA SOFTWARE CORPORATION (dba:Mbrane)

By:	/s/ Richard Lucien

Richard Lucien
Senior Vice President, Finance and Chief Financial Officer

Dated: March 13, 2001

EXHIBIT INDEX

Number	Exhibit
4.1	Certificate of Designation, Preferences and Rights of Series B Cumulative Convertible Preferred Stock
99.1	Subscription Agreement by and between the Company and Peconic Fund, Ltd. dated March 9, 2001
99.2	Registration Rights Agreement by and between the Company and Peconic Fund, Ltd. dated March 9, 2001
99.3	Warrant dated March 9, 2001 to purchase 114,286 shares of Common Stock
99.4	Form of Warrant to be issued in connection with second issuance
99.5	Form of Warrant to be issued in connection with third issuance